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                                                                  Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 28, 1999 on the financial statements of Transnational Partners II, LLC included in The Titan Corporation's Form 8-K/A dated January 24, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen

San Diego, California
April 20, 2000